UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 23, 2019

TSR, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-8656	13-2635899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oser Avenue, Suite 150, Hauppauge, NY	11788
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 231-0333

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TSRI	NASDAQ Capital Market
Preferred Share Purchase Rights[1]	--	--

1 Registered pursuant to Section 12(b) of the Act pursuant to a Form 8-A filed by the registrant on March 15, 2019. Until the Distribution Date (as defined in the registrant’s Rights Agreement dated as of August 29, 2018), the Preferred Share Purchase Rights will be transferred with and only with the shares of the registrant’s Common Stock to which the Preferred Share Purchase Rights are attached.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 3 – Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 3, 2019, TSR, Inc. (the “Company”) received a written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”), which indicated that the Company was not in compliance with Nasdaq Listing Rule 5620(a) (the “Annual Meeting Rule”) as a result of not having held an annual meeting of stockholders within 12 months of the end of the Company’s fiscal year on May 31, 2018. The Notice was only a notification of deficiency, not of imminent delisting, and had no current effect on the listing or trading of the Company’s securities on the Nasdaq Capital Market. The Company disclosed its receipt of the Notice in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on June 4, 2019.

The Notice stated that, under Nasdaq rules, the Company had 45 calendar days to submit a plan to regain compliance with the Annual Meeting Rule. On July 17, 2019, the Company submitted a plan of compliance to Nasdaq within the required timeframe. The Company’s plan of compliance provided that the Company intends to hold its 2018 annual meeting of stockholders on September 13, 2019.

The Company disclosed its submission of its plan of compliance to Nasdaq in the Company’s current report on Form 8-K filed with the SEC on July 19, 2019. In its Form 8-K, the Company further disclosed that the Company expected that the record date for stockholders eligible to receive notice of and vote at the 2018 annual meeting would be August 15, 2019. The Company has established August 20, 2019 as the record date for stockholders eligible to receive notice of and vote at the 2018 annual meeting.

On July 23, 2019, the Company received a written notice (the “Extension Notice”) from Nasdaq that it has determined to grant the Company an extension until September 13, 2019 to regain compliance with the Annual Meeting Rule by holding an annual meeting of stockholders. The Extension Notice stated that at the annual meeting, stockholders must be afforded the opportunity to discuss Company affairs with management and, if required by the Company’s governing documents, to elect directors. The Extension Notice further stated that in the event that the Company does not satisfy these terms, Nasdaq will provide written notification that the Company’s securities will be delisted from Nasdaq. The Company would have the opportunity to appeal such a decision to a Nasdaq Hearings Panel.

Information Concerning Forward-Looking Statements

The Company makes forward-looking statements in this report within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are based on information available to us as of the date of this report, and involve substantial risks and uncertainties. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to a variety of factors, including the Company’s ability to hold an annual meeting of stockholders on September 13, 2019 consistent with the Company’s plan of compliance and the terms of Nasdaq’s extension of the time in which the Company must regain compliance with the Annual Meeting Rule, and other risks and uncertainties set forth in the Company’s reports filed with the Securities and Exchange Commission. The Company does not undertake any obligation to update forward-looking statements as a result of new information, future events or developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSR, INC.
(Registrant)

By:	/s/ John G. Sharkey
John G. Sharkey
Senior Vice President and Chief Financial Officer

Date: July 25, 2019

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